UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2021

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	VXRT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.

On September 17, 2021, Vaxart, Inc. (the “Company”) entered into a lease agreement (the “Britannia Lease Agreement”) with Britannia Pointe Grand Limited Partnership, a Delaware limited partnership, pursuant to which the Company will have approximately 24,606 square feet of rentable space located at 170 Harbor Way, South San Francisco, California 94080 (the “Harbor Way Premises”). The Company is currently occupying the Harbor Way Premises pursuant to that certain sublease, dated November 13, 2020, between the Company and Vera Therapeutics, Inc., a Delaware corporation. Pursuant to the Britannia Lease Agreement, the Company will rent the Harbor Way Premises for a term of forty-two months, commencing on October 1, 2025, and expiring on March 31, 2029. The Company will pay monthly rent of $177,327.23, subject to yearly increases as specified in the Britannia Lease Agreement.

On September 17, 2021, the Company entered into the Second Amendment to Lease Agreement (the “Second Amendment”) with Healthpeak Properties, Inc., a Maryland corporation. The Second Amendment amends the Lease Agreement, dated April 17, 2015, as amended by that certain First Amendment to Lease Agreement, dated September 17, 2019. Currently, the Company has 5,188 square feet of rentable space located at 290 Utah Avenue, South San Francisco, California 94080 (the “Existing Premises”). Effective as of April 1, 2022, the Second Amendment expands the above premises to include an additional 24,544 square feet located at 310 Utah Avenue, South San Francisco, California 94080 (the “Expanded Premises”). The Second Amendment also extends the term of this lease until March 31, 2029. In connection with the Existing Premises, the Company will continue to pay the base rent currently in effect until May 1, 2025, after which the Company will pay a monthly rent of $37,388.18, subject to yearly increases as specified in the Second Amendment. Commencing on April 1, 2022, the Company will pay a monthly rent of $159,536.00 for the Expanded Premises, subject to yearly increases as specified in the Second Amendment.

The foregoing descriptions of the Britannia Lease Agreement and the Second Amendment do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Lease Agreement, dated September 17, 2021, by and between Vaxart, Inc. and Britannia Pointe Grand Limited Partnership.
10.2	Second Amendment to Lease Agreement, dated September 17, 2021, by and between Vaxart, Inc. and Healthpeak Properties, Inc.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxart, Inc.

Dated: September 21, 2021
	By:	/s/ Andrei Floroiu
Andrei Floroiu
Chief Executive Officer